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As filed with the Securities and Exchange Commission on October 3, 2005.

Registration No. 333—

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-0395986 (I.R.S. Employer Identification No.)

AXIS CAPITAL TRUST I (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98,6057512 (I.R.S. Employer Identification No.)
AXIS CAPITAL TRUST II (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-6057513 (I.R.S. Employer Identification No.)
AXIS CAPITAL TRUST III (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	98-6057514 (I.R.S. Employer Identification No.)

106 Pitts Bay Road, Pembroke HM 08, Bermuda, Telephone: (441) 296-2600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue, 13th Floor, New York, New York 10011
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Carol S. Rivers, Esq. General Counsel and Secretary AXIS Capital Holdings Limited 106 Pitts Bay Road, Pembroke HM 08, Bermuda Telephone: (441) 296 2600 Facsimile: (441) 297 9551	Phyllis G. Korff, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Telephone: (213) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of the proposed sale of the securities to the public:
From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee

Common shares, par value $0.0125 per share(3)(4)

Preference shares(3)(4)

Depositary shares(3)(4)(5)

Debt securities(3)(4)

Warrants(6)

Stock purchase contracts

Stock purchase units(7)

Trust preferred securities of AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III(8)

Guarantees of trust preferred securities(9)

Total	$1,500,000,000	$176,550

(1)
Such indeterminate number or amount of common shares, preference shares, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units of the Company and trust preferred securities of AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). Subject to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in no event will the aggregate maximum offering price of all securities issued by the Company, AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III pursuant to this Registration Statement exceed $1,500,000,000. If any debt securities are issued with original issue discount, the initial offering price of such debt securities shall be used in calculating the aggregate maximum offering price.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)
Also includes an indeterminate amount of common shares, preference shares, depositary shares, debt securities and warrants as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other preference shares, depositary shares or debt securities that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of stock purchase contracts.

(4)
No separate consideration will be received for the common shares, preference shares, depositary shares or debt securities issuable upon conversion of or in exchange for preference shares, depositary shares or debt securities or upon settlement of stock purchase contracts.

(5)
Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event AXIS Capital elects to offer to the public fractional interests in the preference shares or common shares registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preference shares or common shares will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(6)
Warrants may be sold separately or with securities.

(7)
Each stock purchase unit consists of (a) a stock purchase contract; (b) warrants and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares) that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preference shares or depository shares under the stock purchase contract.

(8)
There is being registered hereunder an indeterminate amount and number of trust preferred securities of the AXIS Capital Trusts as may be sold from time to time.

(9)
No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of the AXIS Capital Trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the AXIS Capital Trusts.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to Completion, Dated October 3, 2005

PROSPECTUS

$1,500,000,000

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares,
Debt Securities, Warrants, Stock Purchase Contracts
and Stock Purchase Units

AXIS Capital Trust I
AXIS Capital Trust II
AXIS Capital Trust III

Trust Preferred Securities Fully and Unconditionally
Guaranteed by AXIS Capital Holdings Limited

        We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or stock purchase units consisting of (1) a stock purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares) that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preference shares or depository shares under the stock purchase contract.

        Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        Investing in these securities involves risks. See "Risk Factors" beginning on page 1.

        AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III are Delaware statutory trusts. Each AXIS Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each AXIS Capital Trust.

        Our common shares are listed on the New York Stock Exchange ("NYSE") under the trading symbol "AXS."

        Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is October     , 2005.

PROSPECTUS SUMMARY

        This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited and the AXIS Capital Trusts with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process we, and in the case of an offering of trust preferred securities, the AXIS Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $1,500,000,000. This prospectus provides you with a general description of the securities we or the AXIS Capital Trusts may offer. Each time we or the AXIS Capital Trusts sell securities, we or the AXIS Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

        Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority (the "BMA") must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the NYSE or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

        As used in this prospectus, references to the "Company," "we," "us" or "our" refer to the consolidated operations of AXIS Capital Holdings Limited ("AXIS Capital") and its direct and indirect subsidiaries and branches, including AXIS Specialty Limited ("AXIS Specialty Bermuda"), AXIS Re Limited ("AXIS Re Ireland"), AXIS Specialty Europe Limited ("AXIS Specialty Europe"), AXIS Reinsurance Company ("AXIS Re U.S."), AXIS Specialty Insurance Company ("AXIS Specialty U.S."), AXIS Surplus Insurance Company ("AXIS Surplus U.S."), AXIS Insurance Company ("AXIS Insurance U.S."), AXIS Specialty Holdings Ireland Limited ("AXIS Ireland Holdings"), AXIS Re Europe and AXIS Specialty London, unless the context suggests otherwise. References in this prospectus to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires. All share amounts, per share data and strike prices contained in this prospectus have been adjusted to reflect an 8 for 1 share split that was effected on June 30, 2003. As used in this prospectus, references to the "AXIS Capital Trusts" refer to AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

i

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before making an investment decision.

Risks Related to the Company

Our future performance is difficult to predict because we have a limited operating history.

        We began our business in November 2001 and have a limited operating and financial history. As a result, there is limited historical financial and operating information available to help you evaluate our performance. Because we are in the early stages of development, we face substantial business and financial risks and may suffer significant losses. We must continue to develop and maintain business relationships, operating procedures, management information and other systems and complete other tasks necessary to conduct our intended business activities. It is possible that we will not be successful in implementing our business strategy or accomplishing these necessary tasks.

Our results of operations and financial condition could be adversely affected by the occurrence of natural and man-made disasters.

        We have substantial exposure to unexpected losses resulting from natural disasters, man-made catastrophes and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, fires, war, acts of terrorism, political instability and other natural or man-made disasters. In addition, we have written and will continue to write policies explicitly covering war, acts of terrorism and political risk. The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of claims from catastrophic events is likely to result in substantial volatility in our results of operations or financial condition for any fiscal quarter or year. This volatility is compounded by accounting regulations that do not permit reinsurers to reserve for catastrophic events until they occur. Although we attempt to manage our exposure to such events, a single catastrophic event could affect multiple geographic zones or the frequency or severity of catastrophic events could exceed our estimates. In addition, increases in the values and concentrations of insured property and demand surge caused by the frequency of events may generate more volatility in the level of losses from catastrophic events. As a result, the occurrence of one or more catastrophic events could have a material adverse effect on our results of operations or financial condition and our ability to write new business.

If actual claims exceed our loss reserves, our financial results could be adversely affected.

        Our results of operations and financial condition depend upon our ability to accurately assess the potential losses associated with the risks that we insure and reinsure. We establish loss reserves to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to premiums earned on the policies that we write. Our operating history is too limited and our loss history is insufficient to allow us currently to extrapolate reserves directly for most of our lines of business. Instead, our current loss reserves are primarily based on estimates involving actuarial and statistical projections of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize actuarial models and historical insurance industry loss development patterns to establish appropriate loss reserves, as well as estimates of future trends in claims severity, frequency and other factors. Establishing an appropriate level of loss reserves is an inherently uncertain process. Accordingly, actual claims and claim expenses paid will deviate, perhaps substantially, from the reserve estimates reflected in our consolidated financial statements. If our loss reserves are determined to be inadequate, we will be required to increase loss reserves at the time of such determination and our net income will be reduced. If our net income is insufficient to absorb a required increase in our loss reserves, we would incur an operating loss and could incur a reduction of our capital.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our results of operations or financial condition.

        We seek to mitigate our loss exposure by writing a number of our insurance and reinsurance contracts on an excess of loss basis. Excess of loss insurance and reinsurance indemnifies the insured against losses in excess of a specified amount. In addition, we limit the program size for each client on our insurance business and purchase reinsurance for many of our lines of business. In the case of proportional reinsurance treaties, we seek per occurrence limitations or loss and loss expense ratio caps to limit the impact of losses from any one event. In proportional reinsurance, the reinsurer shares a proportional part of the premiums and losses of the reinsured. We cannot be sure that any of these loss limitation methods will be effective and mitigate our loss exposure. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum negotiated to limit our risks may not be enforceable in the manner we intend. As a result of these risks, one or more catastrophic or other events could result in claims that substantially exceed our expectations, which could have a material adverse effect on our results of operations or financial condition.

The effects of emerging claim and coverage issues on our business are uncertain.

        As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued. One recent example of an emerging claims and coverage issue is whether some of the substantial losses from recent hurricanes are the result of storm surge, which is generally covered by insurance, or flood, which is generally not covered. Another example of an emerging coverage and claims issue is larger settlements and jury awards against professionals and corporate directors and officers covered by professional liability and directors' and officers' liability insurance.

The risk associated with reinsurance underwriting could adversely affect us.

        In our reinsurance business, we do not separately evaluate each of the individual risks assumed under reinsurance treaties. This is common among reinsurers. Therefore, we are largely dependent on the original underwriting decisions made by insurers that reinsure their liabilities, or ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

We could be adversely affected by the loss of one or more key executives or by an inability to attract and retain qualified personnel.

        Our success depends on our ability to retain the services of our existing key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executives or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. We do not maintain key man life insurance policies with respect to our employees, except for our Chief Executive Officer and President, John R. Charman.

        Under Bermuda law, non-Bermudians, with some limited exceptions, may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government only upon showing that, after proper public advertisement in most cases, no Bermudian or spouse of a Bermudian, holder of a permanent resident's certificate or holder of a working resident's certificate is available who meets the minimum standard requirements for the advertised position. In 2001, the Bermuda government announced a new immigration policy limiting the duration of work permits to between six and nine years, with specified exemptions for "key" employees. If work permits are not obtained or renewed for our key executives in Bermuda, we could lose their services, which could adversely affect our ability to conduct our business.

Our operating subsidiaries are rated by Standard & Poor's, A.M. Best and Moody's and a decline in these ratings could affect our standing among brokers and customers and cause our sales and earnings to decrease.

        Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Our insurance subsidiaries have been rated "A" (Strong) by Standard & Poor's, which is the sixth highest of twenty-one rating levels, and "A" (Excellent) by A.M. Best, which is the third highest of fifteen rating levels. AXIS Specialty Bermuda, AXIS Re Ireland and AXIS Re U.S. are rated "A2" (Good) by Moody's Investors Service, which is the sixth highest of 21 ratings. Our ratings are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, the rating agency. If our ratings are reduced from their current levels by any rating agency, our competitive position in the insurance and reinsurance industry would suffer, and it would be more difficult for us to market our products. A downgrade, therefore, could result in a substantial loss of business as insureds, ceding companies and brokers move to other insurers and reinsurers with higher ratings. In addition, we will be in default of our credit facility if any of our subsidiaries that are party to our credit facility fails to maintain a rating of at least B++ from A.M. Best.

Since we depend on a few brokers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

        We market our insurance and reinsurance worldwide primarily through insurance and reinsurance brokers. Marsh, Inc., including its subsidiary Guy Carpenter & Company, Inc., Aon Corporation, Willis Group Holdings Ltd., Benfield Group and Jardine Lloyd Thompson provided 30.2%, 19.3%, 9.4%, 5.7% and 4.0% (for a total of 68.6%), respectively, of our gross premiums written in the year ended December 31, 2004. These brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that may compete with us. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

Our reliance on brokers subjects us to their credit risk.

        In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, pay these amounts over to the clients that have purchased insurance or reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a payment, we might remain liable to the insured or ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the insured or ceding insurer pays premiums for these policies to brokers for payment over to us, these premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the broker. Consequently, we assume a degree of credit risk associated with brokers with whom we transact business.

If we choose to purchase reinsurance, we may be unable to do so, and if we successfully purchase reinsurance, we may be unable to collect.

        We purchase reinsurance for our insurance and reinsurance operations in order to mitigate the volatility of losses upon our financial results. A reinsurer's insolvency, or inability or refusal to make payments under the terms of its reinsurance agreement with us, could have a material adverse effect on our business because we remain liable to the insured.

        From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. For example, following the occurrence of recent hurricanes, terms and conditions in the reinsurance markets generally became less attractive to purchasers of reinsurance. Accordingly, we may not be able to obtain our desired amounts of reinsurance. In addition, even if we are able to obtain such reinsurance, we may not be able to negotiate terms that we deem appropriate or acceptable or obtain such reinsurance from entities with satisfactory creditworthiness.

Our investment performance may affect our financial results and ability to conduct business.

        Our funds are invested by several professional investment advisory management firms under the direction of our management team in accordance with investment guidelines set by us. Our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. In particular, the volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses. If we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover the liabilities. Investment losses could significantly decrease our asset base, thereby affecting our ability to conduct business. For the year ended December 31, 2004, 7.5%, or $165.7 million of our total revenues, was derived from our invested assets. This represented 33.5% of our net income.

We may be adversely affected by interest rate changes.

        Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest rate sensitive-instruments, such as bonds, which may be adversely affected by changes in interest rates. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Despite our mitigation efforts, a significant increase in interest rates could have a material adverse effect on our shareholders' equity and a significant decrease in interest rates could have a material adverse effect on our investment income and results of operations.

        In addition, our investment portfolio includes mortgage-backed securities. As of December 31, 2004, mortgage-backed securities constituted approximately 32.0% of our invested assets (assets under management by third party investment managers). As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates. In periods of increasing interest rates, these investments are exposed to extention risk, which occurs when the holders of underlying mortgages reduce the frequency on which they prepay the outstanding principal before the maturity date and delay any refinancing of the outstanding principal.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

        Our future capital requirements depend on many factors, including our ability to write new business successfully, the frequency and severity of catastrophic events and our ability to establish premium rates and reserves at levels sufficient to cover losses. We may need to raise additional funds through financings or curtail our growth and reduce our assets. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. Equity financings could be dilutive to our existing shareholders and could result in the issuance of securities that have rights, preferences and privileges that are senior to those of our other securities. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

Our operating results may be adversely affected by currency fluctuations.

        Our functional currency is the U.S. dollar. However, a significant portion of our gross premiums are written in currencies other than the U.S. dollar. A portion of our loss reserves and investments are also in non-U.S. currencies. We may, from time to time, experience losses resulting from fluctuations in the values of these non-U.S. currencies, which could adversely affect our operating results.

        We have some currency hedges in place to alleviate our potential exposure to volatility in foreign exchange losses. We currently are not aware of any material exposures to loss payments that will be paid in non-U.S. currencies. We intend to consider the use of additional hedges when we are advised of known or probable significant losses that will be paid in non-U.S. currencies. However, it is possible that we will not successfully structure those hedges so as to effectively manage these risks.

The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

        General.    Our insurance and reinsurance subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in locales where we currently engage in business or in new locales, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have a material adverse effect on our business.

        AXIS Specialty Bermuda.    AXIS Specialty Bermuda is a registered Class 4 Bermuda insurance and reinsurance company. Bermuda statutes and regulations and policies of the BMA require AXIS Specialty Bermuda to maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of its financial condition and restrict payments of dividends and reductions of capital. These statutes, regulations and policies may, in effect, restrict AXIS Specialty Bermuda's ability to write insurance and reinsurance policies, to make some investments and to distribute funds to AXIS Capital. In addition, the offshore insurance and reinsurance regulatory environment has become subject to increased scrutiny in many jurisdictions, including the United States and various states within the United States. Compliance with any new laws or regulations regulating offshore insurers or reinsurers could have a material adverse effect on our business.

        AXIS U.S. Subsidiaries.    AXIS Re U.S. is organized in New York and is licensed to write certain lines of insurance and reinsurance in New York and elsewhere throughout the United States. AXIS Specialty U.S. is organized and licensed to write certain lines of insurance in Connecticut and AXIS Surplus U.S. and AXIS Insurance U.S. are organized and licensed to write certain lines of insurance in Illinois, and all are eligible to write certain lines of insurance in some other U.S. jurisdictions on an excess or surplus lines basis (AXIS Re U.S., AXIS Specialty U.S., AXIS Surplus U.S. and AXIS Insurance U.S. are collectively referred to as the "AXIS U.S. Subsidiaries"). The AXIS U.S. Subsidiaries are subject to the laws and regulations of their respective states of domicile and other jurisdictions in which they are licensed or otherwise eligible to engage in business. These laws and regulations subject some affiliate transactions between such entities and other members of our holding company system to regulatory authority and require them to maintain minimum levels of capital, surplus and liquidity and comply with applicable risk-based capital requirements. In addition, they impose restrictions on the payment of dividends and distributions and in some cases require them to file insurance premium rates and policy forms. These rules and regulations may have the effect of restricting the ability of the AXIS U.S. Subsidiaries to write new business or distribute assets to AXIS Capital. The purpose of the state insurance laws and regulations is to protect U.S. insureds and U.S. ceding insurance companies, not our shareholders. In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners (the "NAIC"), which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business.

        AXIS Specialty Europe.    AXIS Specialty Europe is a non-life insurance company incorporated under the laws of Ireland and as such is subject to the regulation and supervision of the Irish Financial Services Regulatory Authority (the "Irish Regulatory Authority") pursuant to the Insurance Acts, 1909-2000 and the European Communities (Non-Life Insurance) Framework Regulations 1994 (the "Insurance Acts and Regulations"). Without the consent of the Irish Regulatory Authority, AXIS Specialty Europe is not permitted to reduce the level of its capital, may not make any dividend payments, may not make intercompany loans and must maintain a minimum solvency margin. Additionally, AXIS Specialty Europe has agreed with the Irish Regulatory Authority to limit the level of reinsurance business that it writes. These rules and regulations may have the effect of restricting the ability of AXIS Specialty Europe to write new business or distribute assets to AXIS Capital.

        AXIS Re Ireland.    AXIS Re Ireland is a reinsurance company incorporated under the laws of Ireland. Under Irish law, a reinsurance company is required to maintain a minimum level of paid up share capital. As a general matter, AXIS Re Ireland is not currently subject to the same level of regulation in Ireland as AXIS Specialty Europe. However, the Insurance Acts and Regulations provide that the Irish Regulatory Authority may create regulations that cause the general insurance laws and regulations in Ireland to apply to reinsurance companies that carry on the type of business that AXIS Re Ireland carries on. If any regulations were adopted, such regulations could require AXIS Re Ireland to apply to the Irish Regulatory Authority to be authorized to carry on its business, which authorization would likely contain conditions with which AXIS Re Ireland would then have to comply, such as in regard to capitalization, maintenance of reserves, reserving policy, investment policy, solvency requirements and the filing of returns. If such an application for authorization were not successful or if AXIS Re Ireland were unable to comply with such conditions as might be attached to such authorization, it would not be lawful for it to continue to carry on its business and it would have to cease operations. The Irish Regulatory Authority has the power to direct AXIS Re Ireland to cease writing business indefinitely or for a specified period for, among other grounds, inadequate capitalization, unsuitable directors and/or management or insufficient staff based in Ireland. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our business.

        In addition, the European Commission is currently finalizing a draft directive to establish a harmonized framework for reinsurance supervision in the European Union ("EU"). Once implemented by the various EU member states, the directive will permit a reinsurer licensed in one EU member state, which has notified its "home state" regulator of its intention to do so, to carry on business in any other EU member state without requiring further authorization. The proposed new supervisory regime for reinsurers will be largely based on existing rules for direct insurers with some modifications. Upon implementation of the reinsurance supervision directive by Ireland (expected to take place in early 2006), AXIS Re Ireland may be entitled to rely on "grandfather" provisions which will deem it to be authorized. However, upon implementation AXIS Re Ireland will be subject to more stringent regulatory requirements such as capitalization, maintenance of reserves, reserving policy, investment policy, solvency requirements and the filing of returns. If AXIS Re Ireland were unable to comply with the conditions that might be attached to the authorization, it would not be lawful for it to continue to carry on its business and it would have to cease operations.

Our inability to obtain the necessary credit could affect our ability to offer reinsurance in certain markets.

        AXIS Specialty Bermuda is not licensed or admitted as an insurer in any jurisdiction other than Bermuda. Because many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security mechanisms are in place, our reinsurance clients typically require AXIS Specialty Bermuda to post letters of credit or other collateral. Our credit facility is used for this purpose. However, if our credit facility is not sufficient or if we are unable to renew the credit facility or are unable to arrange for other types of security on commercially reasonable terms, AXIS Specialty Bermuda could be limited in its ability to write business for some of our clients.

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure and regulatory constraints.

        AXIS Capital is a holding company and has no direct operations of its own. AXIS Capital does not expect to have any significant operations or assets other than its ownership of the shares of its operating insurance and reinsurance subsidiaries, AXIS Specialty Bermuda, AXIS Re Ireland, AXIS Specialty Europe, AXIS Re U.S., AXIS Specialty U.S., AXIS Surplus U.S. and AXIS Insurance U.S. (collectively, our "Insurance Subsidiaries"). Dividends and other permitted distributions from our Insurance Subsidiaries are expected to be our primary source of funds to meet ongoing cash requirements, including debt service payments and other expenses, and to pay dividends to our shareholders. Our Insurance Subsidiaries (with the exception of AXIS Re Ireland) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. The inability of our Insurance Subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our business and our ability to pay dividends and make payments on our indebtedness.

        AXIS Capital is subject to Bermuda regulatory constraints that affects its ability to declare and pay dividends on its common shares and make other payments. Under the Companies Act 1981 of Bermuda ("the Companies Act"), AXIS Capital may declare or pay a dividend or make a distribution out of contributed surplus only if it has no reasonable grounds for believing that it is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

Our founding shareholders and some of our directors may have conflicts of interest with us.

        Our founding shareholders and some of our directors hold positions or engage in commercial activities with us or in competition with us, which may give rise to conflicts of interest. Of our directors, Mr. Charles Davis is Chairman and Chief Executive Officer of Stonepoint Capital LLC, Mr. Robert Friedman is a senior Managing Director of The Blackstone Group, L.P., Mr. Thomas Forrester is the Chief Financial Officer of The Progressive Corporation and Mr. Frank Tasco is a director of Travelers Property Casualty Corp. Our directors have sponsored, and may in the future sponsor, other entities engaged in or intending to engage in insurance and reinsurance underwriting, some of which may compete with us. They have also entered into or may in the future enter into agreements with companies that may compete with us. We do not have any agreement or understanding with any of these parties regarding the resolution of potential conflicts of interest. We may not be in a position to influence any party's decision to engage in activities that would give rise to a conflict of interest. These parties may take actions that are not in our shareholders' best interests.

Our participation in a securities lending program subjects us to risk of default by the borrowers.

        We participate in a securities lending program whereby our securities are loaned to third parties through a lending agent. The loaned securities are collateralized by cash, government securities and letters of credit in excess of the fair market value of the securities held by the lending agent. However, sharp changes in market values of substantial amounts of securities and the failure of the borrowers to honor their commitments, or default by the lending agent in remitting the collateral to us, could have a material adverse effect on our fixed maturity investments or our results of operations.

AXIS Capital is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        AXIS Capital is incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

Risks Related to Our Industry

We operate in a highly competitive environment.

        The insurance and reinsurance industry is highly competitive. We compete on an international and regional basis with major U.S., Bermuda, European and other international insurers and reinsurers and with Lloyds' underwriting syndicates, some of which have greater financial, marketing and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have recently created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could have a material adverse effect on our growth and profitability.

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

        The insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly.

The impact of the investigations into anti-competitive practices in the insurance industry and related lawsuits cannot be predicted and may have a material adverse effect on our business, results of operations and financial condition.

        Our U.S. holding company has received subpoenas from the Office of the Attorney General of the State of New York seeking information regarding incentive commission agreements, fictitious and inflated quotes and related matters and conditioning direct insurance on the placement of reinsurance. In addition, our U.S. insurance companies have received subpoenas and requests for information from various state insurance regulators regarding these same matters. These inquiries are part of industry-wide investigations in these jurisdictions and we understand that officials from other jurisdictions in which we do business have also initiated investigations into similar matters. Accordingly, we may in the future receive additional subpoenas and requests for information. We are cooperating fully with the Attorney General of the State of New York and the other state regulators in their investigations and intend to cooperate fully with any future investigations. Responding to subpoenas and requests for information and cooperating with investigations is very costly and diverts management's time and efforts away from our operations. In addition, we could be subject to civil and criminal actions, sanctions and penalties as a result of these investigations.

        In addition, two purported shareholders class action lawsuits were filed against us and some of our executive officers relating to the practices being investigated by the Attorney General of the State of New York and other state regulators. These lawsuits have since been consolidated into one putative class action lawsuit captioned In re Axi Capital Holdings Ltd. Securities Litigation. The lawsuit is pending in the United States District Court for the Southern District of New York and alleges securities violations in connection with the failure to disclose payments made pursuant to incentive commission arrangements and seeks damages in an unspecified amount. Furthermore, AXIS Insurance U.S., AXIS Surplus U.S. and AXIS Re U.S. are defendants in a putative class action lawsuit captioned In re Insurance Brokerage Antitrust Litigation. The lawsuit is pending in the United States District Court for the District of New Jersey and includes as defendants numerous insurance brokers and insurance companies. The lawsuit alleges antitrust and RICO violations in connection with the payment of contingent commissions and manipulation of insurance bids and seeks damages in an unspecified amount. We believe that these lawsuits are completely without merit and intend to vigorously defend against them; however, additional similar lawsuits may be filed against us and if the plaintiffs were to prevail in any of these lawsuits we could be subject to substantial damages.

        We are party to various legal proceedings generally arising in the ordinary course of our insurance and reinsurance businesses. We do not believe that the eventual outcome of any litigation or arbitration proceeding to which we are presently a party will have a material adverse effect on our business, results of operations or financial condition; however, every proceeding contains an element of uncertainty and if the plaintiffs were to prevail in some of these proceedings we could be subject to substantial damages.

Risks Related to Our Common Shares

Future sales of common shares may affect their market price and the future exercise of options and warrants will result in immediate dilution.

        We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market following any public offering, or the perception that such sales could occur, could adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate. See "Description of Share Capital—Shareholders Agreement" for further information regarding circumstances under which additional common shares may be sold. In addition, we have outstanding options and warrants to purchase our common shares that are currently exercisable. The exercise of these options and warrants will result in immediate dilution to shareholders.

There are provisions in our charter documents that may reduce or increase the voting rights of our shares.

        Our bye-laws generally provide that shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our shares. Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. In addition, our board of directors may limit a shareholder's exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. See "Description of Share Capital—Voting Rights."

        We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder's voting rights.

There are provisions in our bye-laws which may restrict the ability to transfer common shares and which may require shareholders to sell their common shares.

        Our board of directors may decline to register a transfer of any common shares under some circumstances, including if they have reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer. Our bye-laws also provide that if our board of directors determines that share ownership by a person may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, then we have the option, but not the obligation, to require that shareholder to sell to us or to third parties to whom we assign the repurchase right for fair market value the minimum number of common shares held by such person which is necessary to eliminate the non-de minimis adverse tax, legal or regulatory consequences. See "Description of Share Capital—Restrictions on Transfer of Common Shares" and "Description of Share Capital—Acquisition of Common Shares by Us."

Applicable insurance laws may make it difficult to effect a change of control of our company.

        Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the domestic insurer is domiciled. Prior to granting approval of an application to acquire control of a domestic insurer, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and management of the applicant's board of directors and executive officers, the acquiror's plans for the management of the applicant's board of directors and executive officers, the acquiror's plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state statutes provide that control over a domestic insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the domestic insurer. Because a person acquiring 10% or more of our common shares would indirectly control the same percentage of the stock of the AXIS U.S. Subsidiaries, the insurance change of control laws of Connecticut, Illinois and New York would likely apply to such a transaction.

        In addition, the Insurance Acts and Regulations in Ireland require that anyone acquiring or disposing of a direct or indirect holding in an Irish authorized insurance company (such as AXIS Specialty Europe) that represents 10% or more of the capital or of the voting rights of such company or that makes it possible to exercise a significant influence over the management of such company, or anyone who proposes to decrease or increase that holding to specified levels, must first notify the Irish Regulatory Authority of their intention to do so. They also require any Irish authorized insurance company that becomes aware of any acquisitions or disposals of its capital involving the specified levels to notify the Irish Regulatory Authority. The specified levels are 20%, 33% and 50% or such other level of ownership that results in the company becoming the acquiror's subsidiary within the meaning of article 20 of the European Communities (Non-Life Insurance) Framework Regulations 1994. The Irish Regulatory Authority has three months from the date of submission of a notification within which to oppose the proposed transaction if the Irish Regulatory Authority is not satisfied as to the suitability of the acquiror in view of the necessity "to ensure prudent and sound management of the insurance undertaking concerned." Any person owning 10% or more of the capital or voting rights or an amount that makes it possible to exercise a significant influence over the management of AXIS Capital would be considered to have a "qualifying holding" in AXIS Specialty Europe.

        While our bye-laws limit the voting power of any shareholder to less than 9.5%, there can be no assurance that the applicable regulatory body would agree that a shareholder who owned 10% or more of our shares did not, because of the limitation on the voting power of such shares, control the applicable Insurance Subsidiary.

        These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of the Company, including transactions that some or all of our shareholders might consider to be desirable.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

        The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. These differences include the manner in which directors must disclose transactions in which they have an interest, the rights of shareholders to bring class action and derivative lawsuits and the scope of indemnification available to directors and officers. For more information on the difference between Bermuda and Delaware corporate laws, see "Description of Share Capital—Differences in Corporate Law."

Anti-takeover provisions in our bye-laws could impede an attempt to replace our directors or to effect a change in control, which could diminish the value of our common shares.

        Our bye-laws contain provisions that may make it more difficult for shareholders to replace directors and could delay or prevent a change of control that a shareholder might consider favorable. These provisions include a staggered board of directors, limitations on the ability of shareholders to remove directors other than for cause, limitations on voting rights and restrictions on transfer of our common shares. These provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our shares if they are viewed as discouraging takeover attempts in the future.

Risks Related to Taxation

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations.

        The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, has given each of AXIS Capital and AXIS Specialty Bermuda an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to AXIS Capital, AXIS Specialty Bermuda or any of their respective operations, shares, debentures or other obligations until March 28, 2016. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—Bermuda." Given the limited duration of the Minister of Finance's assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Our non-U.S. companies may be subject to U.S. tax that may have a material adverse effect on our results of operations.

        AXIS Capital and AXIS Specialty Bermuda are Bermuda companies, AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe are Irish companies and AXIS Specialty U.K. Limited ("AXIS U.K.") and AXIS Specialty U.K. Holdings Limited ("AXIS U.K. Holdings") are U.K. companies. We intend to manage our business so that each of these companies will operate in such a manner that none of these companies will be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on some types of U.S. source investment income), because none of these companies should be treated as engaged in a trade or business within the United States. However, because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service ("IRS") will not contend successfully that any of AXIS Capital or its non-U.S. subsidiaries is/are engaged in a trade or business in the United States. If AXIS Capital or any of its non-U.S. subsidiaries were considered to be engaged in a trade or business in the United States, it could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business, in which case its results of operations could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—United States."

Our non-U.K. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations.

        We intend to operate in such a manner so that none of our companies, other than AXIS U.K. and AXIS U.K. Holdings, should be resident in the United Kingdom for tax purposes and that none of our companies, other than AXIS Ireland Holdings and AXIS Specialty Europe, should have a permanent establishment in the United Kingdom. Accordingly, we expect that none of our companies other than

AXIS U.K., AXIS U.K.Holdings, AXIS Ireland Holdings and AXIS Specialty Europe should be subject to U.K. tax. Nevertheless, because neither case law nor U.K. statutes conclusively define the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of our companies, in addition to AXIS U.K., AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom and therefore subject to U.K. tax. If this were the case, our results of operations could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—United Kingdom."

Our non-Irish companies may be subject to Irish tax that may have a material adverse effect on our results of operations.

        We intend to operate in such a manner so that none of our companies, other than AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, should be resident in Ireland for tax purposes and that none of our companies, other than AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, should be treated as carrying on a trade through a branch or agency in Ireland. Accordingly, we expect that none of our companies other than AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe should be subject to Irish corporation tax. Nevertheless, since the determination as to whether a company is resident in Ireland is a question of fact to be determined based on a number of different factors and since neither case law nor Irish legislation conclusively defines the activities that constitute trading in Ireland through a branch or agency, the Irish Revenue Commissioners might contend successfully that any of our companies, in addition to AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, is resident in or otherwise trading through a branch or agency in Ireland and therefore subject to Irish corporation tax. If this were the case, our results of operations could be materially adversely affected. See "Material Tax Considerations—Taxation of AXIS Capital and Subsidiaries—Ireland."

If corporate tax rates in Ireland increase, our results of operations could be materially adversely affected.

        Trading income derived from the insurance and reinsurance businesses carried on in Ireland by AXIS Specialty Europe and AXIS Re Ireland is generally taxed in Ireland at a rate of 12.5%. Over the past number of years, various EU member states have, from time to time, called for harmonization of corporate tax rates within the EU. Ireland, along with other member states, has consistently resisted any movement towards standardized corporate tax rates in the EU. The Government of Ireland has also made clear its commitment to retain the 12.5% rate of corporation tax until at least the year 2025. If, however, tax laws in Ireland change so as to increase the general corporation tax rate in Ireland, our results of operations could be materially adversely affected.

If investments held by AXIS Specialty Europe or AXIS Re Ireland are determined not to be integral to the insurance and reinsurance businesses carried on by those companies, additional Irish tax could be imposed and our business and financial results could be materially adversely affected.

        Based on administrative practice, taxable income derived from investments made by AXIS Specialty Europe and AXIS Re Ireland is generally taxed in Ireland at the rate of 12.5% on the grounds that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. AXIS Specialty Europe and AXIS Re Ireland intend to operate in such a manner so that the level of investments held by such companies does not exceed the amount that is integral to the insurance and reinsurance businesses carried on by AXIS Specialty Europe and AXIS Re Ireland. If, however, investment income earned by AXIS Specialty Europe or AXIS Re Ireland exceeds these thresholds, or if the administrative practice of the Irish Revenue Commissioners changes, Irish corporation tax could apply to such investment income at a higher rate (currently 25%) instead of the general 12.5% rate, and our results of operations could be materially adversely affected.

If you acquire 10% or more of AXIS Capital's shares, you may be subject to taxation under the "controlled foreign corporation" ("CFC") rules.

        Under certain circumstances, a "10% U.S. Shareholder" (as defined in "Material Tax Considerations—Taxation of Shareholders—United States Taxation") of a foreign corporation that is a CFC (as defined in "Material Tax Considerations—Taxation of Shareholders—United States Taxation") for an uninterrupted period of 30 days or more during a taxable year must include in gross income for U.S. federal income tax purposes such "10% U.S. Shareholder's" pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed to such 10% U.S. Shareholder. "Subpart F income" of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation.

        We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person (as defined in "Material Tax Consideration—Taxation of Shareholders—United States Taxation") who acquires shares of AXIS Capital directly or indirectly through one or more foreign entities should be required to include our "subpart F income" in income under the CFC rules of the Internal Revenue Code of 1986, as amended (the "Code"). See "Description of Share Capital" which describes these provisions. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge, in which case your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations."

U.S. Persons who hold shares may be subject to U.S. federal income taxation at ordinary income rates on their proportionate share of our "related party insurance income" ("RPII").

        If the RPII of any of AXIS Specialty Bermuda, AXIS Re Ireland and AXIS Specialty Europe (each a "Non-U.S. Insurance Subsidiary") were to equal or exceed 20% of that company's gross insurance income in any taxable year and direct or indirect insureds (and persons related to those insureds) own directly or indirectly through entities 20% or more of the voting power or value of AXIS Capital, then a U.S. Person who owns any shares of AXIS Capital (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person's pro rata share of such company's RPII for the entire taxable year, determined as if such RPII were distributed proportionately only to U.S. Persons at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of each such company's gross insurance income, and we do not expect the direct or indirect insureds of each Non-U.S. Insurance Subsidiary (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors which determine the extent of RPII may be beyond our control. If these thresholds are met or exceeded, and if you are an affected U.S. Person, your investment could be materially adversely affected. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions."

U.S. Persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on a portion of their gain, if any.

        The RPII rules provide that if a U.S. Person disposes of shares in a foreign insurance corporation in which U.S. Persons own 25% or more of the shares (even if the amount of gross RPII is less than 20% of the corporation's gross insurance income and the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold), any gain from the disposition will generally be treated as a dividend to the extent of the holder's share of the corporation's undistributed earnings and profits that were accumulated during the period that the holder owned the shares (whether or not such earnings and profits are attributable to RPII). In addition, such a holder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the holder. These RPII rules should not apply to dispositions of our shares because AXIS Capital will not itself be directly engaged in the insurance business. The RPII provisions, however, have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts, or otherwise, might have retroactive effect. The Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof to us is uncertain. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions."

U.S. Persons who hold shares will be subject to adverse tax consequences if we are considered to be a Passive Foreign Investment Company ("PFIC") for U.S. federal income tax purposes.

        If AXIS Capital is considered a PFIC for U.S. federal income tax purposes, a U.S. Person who owns any shares of AXIS Capital will be subject to adverse tax consequences, including subjecting the investor to a greater tax liability than might otherwise apply and subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed, in which case your investment could be materially adversely affected. In addition, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning shares, such individual's heirs or estate would not be entitled to a "step-up" in the basis of the shares which might otherwise be available under U.S. federal income tax laws. We believe that we are not, have not been, and currently do not expect to become, a PFIC for U.S. federal income tax purposes. We cannot assure you, however, that we will not be deemed a PFIC by the IRS. If we were considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. There are currently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Passive Foreign Investment Companies."

U.S. tax-exempt organizations who own our shares may recognize unrelated business taxable income.

        A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization, which generally would be the case if either we are a CFC and the tax-exempt shareholder is a 10% U.S. Shareholder or there is RPII, certain exceptions do not apply and the tax-exempt organization owns any shares of AXIS Capital. Although we do not believe that any U.S. Persons should be allocated such insurance income, we cannot be certain that this will be the case. See "Material Tax Considerations—Taxation of Shareholders—United States Taxation—Classification of AXIS Capital or Its Non-U.S. Subsidiaries as Controlled Foreign Corporations" and "Material Tax Considerations—Taxation of Shareholders—United States Taxation—The RPII CFC Provisions." Potential U.S. tax-exempt investors are advised to consult their tax advisors.

Changes in U.S. federal income tax law could materially adversely affect an investment in our shares.

        Legislation has been introduced in the U.S. Congress intended to eliminate some perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. In this regard, legislation has been introduced that includes a provision that permits the IRS to reallocate or recharacterize items of income, deduction or certain other items related to a reinsurance agreement between related parties to reflect the proper source, character and amount for each item (in contrast to current law, which only refers to source and character). While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that broader-based legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

The impact of Bermuda's letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.

        The Organization for Economic Cooperation and Development (the "OECD") has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated April 18, 2002 and updated as of June 2004, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward looking words such as "may," "should," "could," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" and "intend." Forward-looking statements contained in this prospectus include information regarding our estimates of losses relating to hurricanes, our expectations regarding pricing and other market conditions, our growth prospects, the amount of our net losses and loss reserves, the projected amount of our capital expenditures, managing interest rate and foreign currency risks, our valuations of potential interest rate shifts and foreign currency rate changes and measurements of potential losses in fair market values of our investment portfolio. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) our limited operating history, (2) the occurrence of natural and man-made disasters, (3) actual claims exceeding our loss reserves, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims and coverage issues, (6) the failure of our cedents to adequately evaluate risks, (7) the loss of one or more of our key executives, (8) a decline in our ratings with rating agencies, (9) the loss of business provided to us by our major brokers, (10) changes in governmental regulations, (11) increased competition, (12) general economic conditions and (13) the other matters set forth under "Risk Factors" contained or incorporated by reference into this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

        AXIS Capital is a holding company domiciled in Bermuda. Through our operating subsidiaries and branches based in Bermuda, Ireland, the United Kingdom, the United States and Switzerland, we provide specialty lines insurance and treaty reinsurance on a global basis. We focus on writing coverage for specialized classes of risk through our team of highly skilled and experienced underwriters.

        Through December 31, 2004, our business consisted of four underwriting segments: global insurance, global reinsurance, U.S. insurance and U.S. reinsurance. Effective January 1, 2005, we created two distinct global underwriting platforms—AXIS Insurance and AXIS Re. Consistent with this strategic realignment of our organizational structure, we have reclassified our operations into two underwriting segments: insurance and reinsurance. Our insurance underwriting segment has been further divided into two sub-segments: U.S. insurance and global insurance.

        Our global insurance sub-segment principally consists of specialty lines business that is sourced outside of the United States but covers exposures throughout the world, including:

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  Property;

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  Marine;

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  Terrorism and War Risk;

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  Aviation and Aerospace;

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  Political Risk; and

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  Professional Lines and Other Specialty.

        Our U.S. insurance sub-segment principally consists of specialty lines business that is sourced in the United States and covers exposure predominately in the United States, including:

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  Property;

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  Liability;

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  Professional Lines; and

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  Other Specialty.

        Our reinsurance segment principally consists of treaty reinsurance business that covers exposures throughout the world, including:

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  Catastrophe;

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  Property;

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  Professional Lines;

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  Credit and Bond;

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  Motor;

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  Liability; and

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  Other.

        We seek to use our management's extensive expertise, experience and long-standing market relationships to identify and underwrite attractively priced risks while delivering innovative insurance and reinsurance solutions to our customers. Our underwriters are focused on constructing a portfolio of risks that utilizes our capital while optimizing the risk-reward characteristics of the portfolio. We intend to continue to exercise highly-disciplined underwriting practices and manage a diverse book of business while seeking to maximize our profitability and generate superior returns on equity.

        We began operations in November 2001. Our principal executive offices are located at 106 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 296-2600.

AXIS CAPITAL TRUSTS

        We created three Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each AXIS Capital Trust and its trustees. The AXIS Capital Trusts are named AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III.

        An Amended and Restated Declaration of Trust for each of the AXIS Capital Trusts will contain the terms and conditions under which the AXIS Capital Trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that AXIS Capital Trust. Copies of the declarations are included as exhibits to the registration statement of which this prospectus is a part.

        Unless an applicable prospectus supplement provides otherwise, each AXIS Capital Trust exists solely to:

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  issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

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  issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

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  engage in other activities only as are necessary, convenient or incidental to the above two purposes.

        The AXIS Capital Trusts will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of their assets or otherwise undertake or permit to be undertaken any activity that would cause them to not be classified as grantor trusts for United States federal income tax purposes.

        We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

        We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the AXIS Capital Trusts.

        Each AXIS Capital Trust will have a term of 30 years, but may end earlier if its declaration so provides.

        We will pay all fees and expenses related to each AXIS Capital Trust and the offering of the trust preferred securities by each AXIS Capital Trust.

        The principal place of business of each AXIS Capital Trust is c/o AXIS Capital Holdings Limited, 106 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number is (441) 296-2600.

        The trustees of each AXIS Capital Trust will conduct the business and affairs of their respective AXIS Capital Trust. The trustees' duties and obligations will be governed by the declaration of their respective AXIS Capital Trust. Each AXIS Capital Trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective AXIS Capital Trust.

        Each AXIS Capital Trust will include the following trustees:

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  at least one administrative trustee, who is an officer of or a person employed by us or our subsidiaries;

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  at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms described in an applicable prospectus supplement; and

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  at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the AXIS Capital Trust's institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

        The trustees of each AXIS Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at 502 White Clay Center, Route 273, Newark, Delaware 19711.

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us will be used for general corporate purposes. The AXIS Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the interest portion on operating leases.

	Six Months Ended June 30,		Years Ended December 31,
	2005	2004	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges	20.4x	273.8x	66.3x	168.6x	130.1x	90.3x

DESCRIPTION OF SHARE CAPITAL

        The following is a summary of material provisions of our memorandum of association and bye-laws, the shareholders agreement among substantially all of our founding shareholders and the warrants outstanding on our common shares. In this section, "we," "us" and "our" refer to AXIS Capital and not any of our subsidiaries.

General

        We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share. Except as described below, our common shares have no preemptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Voting Rights

        In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the "controlled shares" (as defined below) of a U.S. Person or the shares held by a Direct Foreign Shareholder Group (as defined below) would constitute 9.5% or more of the votes conferred by the issued shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, our board of directors may limit a shareholder's voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. "Controlled shares" includes, among other things, all common shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A "Direct Foreign Shareholder Group" includes a shareholder or group of commonly controlled shareholders that are not U.S. Persons.

        We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder's voting rights.

Restrictions on Transfer of Shares

        Our board of directors may decline to register a transfer of any shares (1) if it appears to the board of directors, in their sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Acquisition of Shares by Us

        Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder's ownership of shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares' fair market value.

Issuance of Shares

        Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Shareholders Agreement

        General.    We have entered into a shareholders agreement with substantially all of our founding shareholders. The shareholders agreement may be amended only with our consent and the consent of the holders of 75% of the aggregate number of shares outstanding held by the parties to the shareholders agreement at the time. Amendments and modifications that adversely affect a shareholder party to the agreement in a manner different than any other shareholder party to the agreement may only be effected with the consent of such shareholder.

        Tag-Along Rights.    Pursuant to the terms of the shareholders agreement, generally if any shareholder party to such agreement (or a group of such shareholders) proposes to transfer 20% or more of our outstanding shares (in value or in voting power), then the other shareholders party to the shareholders agreement have a right (1) to notice of the terms and conditions of the transfer and (2) to participate proportionally in the transfer.

        Registration Rights.    Any shareholder party to the agreement who beneficially owned more than 8,000,000 shares on December 31, 2002 has the right to request registration for a public offering of all or a portion of its shares so long as such shares are "registrable securities" as defined in the shareholders agreement. Registrable securities include common shares or warrants and any securities issuable in respect of such shares or warrants, but exclude shares that may be sold pursuant to Rule 144(k) under the Securities Act. We will use commercially reasonable efforts to effect the registration of such shares, but will not be required to file a registration statement if (1) the aggregate proceeds expected to be received from such offering are less than $25,000,000 or (2) we have already effected one such requested registration in the previous four-month period. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on the offering, then the number of shares requested to be registered will be allocated pro rata among the requesting shareholders. The holders of registration rights are limited in the total number of registration requests they can make, other than registrations made pursuant to a Form S-3.

        Moreover, if we propose to register any common shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, our common shares under the Securities Act (other than shares to be issued pursuant to an employee benefits plan or similar plan or in connection with a merger, acquisition or similar transaction) for our own account or otherwise, we will offer those shareholders who are party to the shareholders agreement the opportunity, subject to certain conditions, to include their registrable securities in such registration statement. We must use all reasonable efforts to effect the sale of any such shares. If the shares are to be sold in an underwritten offering and the managing underwriters notify us that, in their view, the number of shares proposed to be included in the offering exceeds the largest number of shares that can be sold without an adverse effect on such offering, then the number of shares requested to be registered will be allocated pro rata among the requesting shareholders, provided that if we initiate a registration to sell our own shares, these shares will have priority in registration.

        Indemnification.    Pursuant to the shareholders agreement, we have agreed to hold harmless each shareholder selling shares in a registered offering from damages relating to a material omission or misstatement in the registration statement or prospectus for such offering, provided such omission or misstatement was not made based on information furnished to us by the shareholder. We also agreed to hold the underwriters for any such offering harmless on substantially the same basis. Each participating shareholder in a registered offering agrees to hold harmless us, our officers, directors, agents and the underwriters for such offering with respect to omissions or misstatements made based on information furnished by such shareholder.

Bye-laws

        In addition to the provisions of the bye-laws described above under "—Voting Rights," the following provisions are a summary of some of the other important provisions of our bye-laws.

        Our Board of Directors.    Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 11 persons and is divided into three classes. Each director serves a three year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting, provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least two weeks before that meeting. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, or from an increase in the size of the board of directors.

        Shareholder Action.    At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

        Voting of Subsidiary Shares.    If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

        Amendment.    Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Warrants

        In connection with our formation, we issued warrants to purchase common shares to some of our founding shareholders. The terms of the warrants provide that they are exercisable at any time prior to November 20, 2011. The exercise price and number of common shares issuable upon exercise of each warrant are subject to adjustment in respect of events that may have a dilutive effect on its underlying share ownership interest. Warrant holders may elect to receive cash at the time of exercise in lieu of an adjustment.

        The following table shows the number of warrants to purchase common shares outstanding and the exercise price thereof as of June 30, 2005:

Holder	Warrants to Acquire Common Shares	Exercise Price
Trident II, L.P.	16,918,312	$12.50
Marsh & McLennan Capital Professionals Fund, L.P.	473,264	12.50
Marsh & McLennan Employees' Securities Company, L.P.	476,528	12.50
Dragon Holdings Trust	1,102,848	12.15
JR Charman Children's Settlement	367,613	12.15
Robert J. Newhouse, Jr.	71,808	12.50
Robert J. Newhouse, III	53,856	12.50
Stephan F. Newhouse	125,656	12.50
Paul B. Newhouse	35,904	12.50
Total	19,625,789

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

        Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control of the Company that a shareholder might consider favorable. See "Risk Factors—Risks Related to Our Common Shares."

Differences in Corporate Law

        The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

        Duties of Directors.    Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

  •
  to act honestly and in good faith with a view to the best interests of the company; and

  •
  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

        The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director's or officer's duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

        Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

        The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

        A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the "business judgment rule." If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

        Interested Directors.    Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act, provided that the director is not disqualified from doing so by the chairman of the meeting.

        Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

        Dividends and Distributions.    Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

        Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

        Amalgamations, Mergers and Similar Arrangements.    We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

        Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

        Takeovers.    Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

        Certain Transactions with Significant Shareholders.    As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except in the case of amalgamations with and between wholly-owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from stockholders holding at least two-thirds of our outstanding common stock not owned by such interested stockholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested stockholder for a period of three years from the time the person became an interested stockholder, unless we opted out of the relevant Delaware statute.

        Shareholders' Suits.    The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director's or officer's duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

        Indemnification of Directors and Officers.    Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

        Inspection of Corporate Records.    Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation's stockholder list and its other books and records for any purpose reasonably related to such person's interest as a stockholder.

        Shareholder Proposals.    Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.

        Calling of Special Shareholders Meetings.    Under our bye-laws, a special general meeting may be called by our President or by our Chairman or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bye-laws to call a special meeting of stockholders.

        Approval of Corporate Matters by Written Consent.    Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

        Amendment of Memorandum of Association.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company's issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

        Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company's stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of stock.

        Amendment of Bye-laws.    Consistent with the Companies Act, AXIS Capital's bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Preference Shares

        From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as our board of directors may determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

        The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

        A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

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  the number of shares to be issued and sold and the distinctive designation thereof;

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  the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

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  the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

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  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

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  the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

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  the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

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  the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

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  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

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  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

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  if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

        The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on our common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

        Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

        No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

        AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Under Bermuda law, AXIS Capital may not declare or pay a dividend if there are reasonable grounds for believing that AXIS Capital is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of AXIS Capital's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, our Insurance Subsidiaries (with the exception of AXIS Re Ireland) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

        Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

        In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

        It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

        Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

        On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except for the right of the holders of the shares:

  (1)
  to transfer the shares prior to the date fixed for redemption;

  (2)
  to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

  (3)
  on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

        Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

        In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

        Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

        Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

Conversion Rights

        All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

        The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

        Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per common share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

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  In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per common share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

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  In case we issue to all holders of common shares as a class any rights enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights, the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of the number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights. Such adjustments will be made successively whenever any event described in this clause occurs.

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  In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per common share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

        For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the NYSE—Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

        No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

        Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

        Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

        Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

        Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

        The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to effectuate the election or appointment of these two directors.

        The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

        At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman or president will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

        Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

        At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

        During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period, the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law, rule or regulation to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

        The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preference shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to approval of our common shareholders pursuant to the Companies Act. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

        On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

        Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

  (1)
  we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

  (2)
  we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

  (3)
  we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

        No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Listing

        Our common shares are listed on the NYSE under the trading symbol "AXS."

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares is The Bank of New York, whose principal executive office is located at One Wall Street, New York, NY 10286.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may issues depositary shares that represent common shares or preference shares. The common shares or preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

        We may, at our option, elect to offer fractional shares of common shares or preference shares, rather than full common shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or share of a particular series of preference shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

        A copy of the depositary agreement, including the form of depositary receipt, is included as an exhibit to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of these documents. Accordingly, we strongly encourage you to refer to the depositary agreement and form of depositary receipt for a complete understanding of the terms and conditions applicable to the depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares, in proportion to the numbers of the depositary shares owned by such holders.

        In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

        Subject to Bermuda law, if common shares or preference shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of common shares or of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the common shares or preference shares so redeemed. Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the common shares or preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

        Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related common shares or preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related common shares or preference shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole common shares or preference shares will not thereafter be entitled to deposit the common shares or preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

        Upon receipt of notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preference shares represented by the holder's depositary shares.

        The depositary will attempt, insofar as practicable, to vote the amount of such common shares or preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preference shares.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the common shares or preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of the common shares or preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

  •
  all outstanding depositary shares have been redeemed;

  •
  each preference share has been converted into other preference shares or has been exchanged for debt securities; or

  •
  a final distribution in respect of the common shares or preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AXIS Capital.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

Senior Debt Indenture and Subordinated Debt Indenture

        We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between AXIS Capital and The Bank of New York, as trustee. In addition, we will issue any junior subordinated debt securities to an AXIS Capital Trust in connection with the issuance of trust preferred securities and common securities by such AXIS Capital Trust. Such junior subordinated debt securities will be issued and governed under a separate junior subordinated indenture between us and The Bank of New York, as trustee. The subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this prospectus as the subordinated debt indentures.

        The senior debt indenture and the subordinated debt indentures are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indentures, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.

        Copies of the senior debt indenture, the subordinated debt indenture and the junior subordinated indenture are included as exhibits to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

        The debt securities will be our unsecured senior or subordinated obligations. The term "senior" is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of "subordinated" debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

        We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

        AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Under Bermuda law, AXIS Capital may not declare or pay a dividend if there are reasonable grounds for believing that AXIS Capital is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of AXIS Capital's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Further, our Insurance Subsidiaries (with the exception of AXIS Re Ireland) are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

        In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

        Additionally, the senior indebtedness issued pursuant to the senior debt indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

        The debt securities issued under the subordinated debt indentures will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination under the Subordinated Debt Indentures."

Prospectus Supplements

        A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

  •
  the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

  •
  whether the securities are senior or subordinated;

  •
  the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

  •
  the date or dates upon which the debt securities are payable;

  •
  the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

  •
  any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

  •
  whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

  •
  any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

  •
  whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

  •
  any proposed listing of the debt securities on a securities exchange;

  •
  any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

  •
  the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

  •
  any right we may have to defer payments of interest on the debt securities;

  •
  any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

  •
  if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

        Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

        Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

        We may issue registered debt securities in global form. This means that one global debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

        We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the beneficial owner of that interest. A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the beneficial interest. We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

        The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

  •
  by the depositary for the registered global security to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or to another nominee of the depositary; or

  •
  by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

        These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

        We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

        Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

        Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

        As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

  •
  be entitled to have the debt securities represented by the registered global security registered in their own names;

  •
  receive or be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  be considered the owners or holders of the debt securities under the applicable indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal, any premium or interest on or additional amounts with respect to a registered global security to the depositary or its nominee. None of AXIS Capital, the indenture trustee or any other agent of AXIS Capital or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

        We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

        We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

        We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

        We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

        Limitations on Liens.    Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not "restricted subsidiaries."

        The senior debt indenture defines "restricted subsidiaries" as (1) AXIS Specialty Bermuda, AXIS Re U.S. and AXIS Ireland Holdings, so long as they remain our subsidiaries; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

        Consolidation, Merger, Amalgamation and Sale of Assets.    The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless

  •
  we are the continuing entity in the transaction or, if not, the successor entity expressly assumes our obligations on the securities and under the indentures;

  •
  following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

  •
  a specified officers' certificate and an opinion of counsel are delivered to the trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

        In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

        The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

        Restrictions on Dispositions.    The senior debt indenture provides that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

  •
  the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

  •
  we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

  •
  the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

  •
  after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

        The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events Of Default

        Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

  •
  a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

  •
  a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

  •
  a default in payment of any sinking fund installment when due;

  •
  a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

  •
  events of bankruptcy, insolvency or reorganization; or

  •
  a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

        The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

        Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

        The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

        Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

        The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

  •
  such holder previously gave written notice of the continuing default to the trustee;

  •
  the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

  •
  the trustee did not institute the action within 60 days of the request; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

        The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

        If provided for in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

        If provided for in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

        As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

        We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

        The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

  •
  secure any debt securities;

  •
  evidence a successor person's assumption of our obligations under the indentures and the debt securities;

  •
  add covenants that protect holders of debt securities;

  •
  cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

  •
  establish forms or terms for debt securities of any series;

  •
  evidence a successor trustee's acceptance of appointment; and

  •
  make any other changes that do not materially adversely affect the holders of the affected debt securities.

        The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

  •
  extend the stated maturity of, or reduce the principal of, any debt security;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable upon redemption;

  •
  change the currency in which the principal, any premium or interest on or any additional amount is payable;

  •
  reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

        The subordinated debt indentures may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment of Additional Amounts

        Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

(1)
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)
any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

(5)
any combination of items (1), (2), (3) and (4).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

        Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indentures

        The subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indentures define senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

  •
  for money borrowed by us;

  •
  for obligations of others that we directly or indirectly either assume or guarantee;

  •
  in respect of letters of credit and acceptances issued or made by banks in favor of us; or

  •
  issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

        Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

        Senior indebtedness does not include:

  •
  any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

  •
  any of our indebtedness to our subsidiaries.

        The subordinated debt indentures do not limit the amount of senior indebtedness that we can incur.

        The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

  •
  of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

  •
  that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

        We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

        The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustees

        The Bank of New York will act as trustee under the senior debt indenture and the subordinated debt indentures and as administrative and Delaware trustee under the declarations. The Bank of New York acts as the transfer agent for our common shares and is a lender under our credit facility.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common shares, preference shares and debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Warrants

        The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

  •
  the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

  •
  the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  •
  the maximum or minimum number of the warrants which may be exercised at any time;

  •
  any other specific terms of the warrants; and

  •
  if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

        Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash a number of common shares or preference shares or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

        Each AXIS Capital Trust may issue one series of trust preferred securities and one series of trust common securities pursuant to a declaration with respect to that AXIS Capital Trust. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us. Copies of the declarations are included as exhibits to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of the declarations. Accordingly, we strongly encourage you to refer to the declarations for a complete understanding of the terms and conditions applicable to the trust preferred securities. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust preference securities being offered.

        The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

        A prospectus supplement will describe the terms of the trust preferred securities offered by each AXIS Capital Trust, including, to the extent applicable:

  •
  the number of trust preferred securities issued by the AXIS Capital Trust and the distinctive designation thereof;

  •
  the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the AXIS Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

  •
  whether distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the AXIS Capital Trust will be cumulative;

  •
  the amount or amounts that will be paid out of the assets of the AXIS Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the AXIS Capital Trust;

  •
  the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

  •
  the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

  •
  the obligation, if any, of the AXIS Capital Trust to purchase or redeem trust preferred securities issued by the AXIS Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the AXIS Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

  •
  the voting rights, if any, of trust preferred securities issued by the AXIS Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the AXIS Capital Trust that are consistent with the applicable declaration or applicable law; and

  •
  if necessary, a discussion of material U.S. federal income tax consideration and Bermuda tax considerations.

        Pursuant to the declaration, the institutional trustee will own our debt securities purchased by the applicable AXIS Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable AXIS Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any AXIS Capital Trust, will be guaranteed by us to the extent described below under "—Trust Guarantees."

        In connection with the issuance of trust preferred securities, each AXIS Capital Trust will also issue one series of trust common securities. Each declaration will authorize the Administrative Trustees of an AXIS Capital Trust to issue on behalf of the AXIS Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights and restrictions, described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the AXIS Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the AXIS Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each AXIS Capital Trust will be directly or indirectly owned by us.

        The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the common course of business, with the Institutional Trustee.

        Events of Default; Notice.    The following will be events of default under the declaration:

  •
  an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

  •
  any other event of default specified in the applicable prospectus supplement occurs.

        The institutional trustee shall, within 90 days after the occurrence of an event of default, transmit by mail, first class postage prepaid, to the holders of the trust preferred securities, notices of (1) all defaults with respect to the related junior subordinated securities known to the institutional trustee, unless such defaults have been cured before the giving of such notice and (2) any notice of default received from the institutional trustee with respect to the related junior subordinated debt securities, which notice from the institutional trustee to the holders shall state that an event of default under the indenture also constitutes an event of default with respect to the trust preferred securities; provided that, except for a default in the payment of principal of or any premium or interest on any of the related junior subordinated debt securities or in the payment of any sinking fund installment established for the junior subordinated debt securities, the institutional trustee shall be protected in withholding such notice if and so long as the institutional trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

        Voting Rights.    Except as provided below and as otherwise required by law and the declaration, the holders of the preferred securities will have no voting rights. Holders of the preferred securities will have no preemptive or similar rights.

        Modification of the Declaration.    We are restricted in our ability to modify the declaration. No amendment to the declaration may be made and any such purported amendment will be void:

  •
  unless, in the case of any proposed amendment, the institutional trustee shall have first received an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; or

  •
  unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the institutional trustee, the institutional trustee shall have first received:

  •
  an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration, including the terms of securities issued thereunder; and

  •
  an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration, including the terms of securities issued thereunder.

        Notwithstanding the foregoing, no amendment to the declaration may be made to the extent the result of such amendment would be to:

  •
  cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

  •
  reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

        At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

        The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

        The provisions of the declaration governing the sponsor's purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The rights of the holders of the trust common securities under the declaration to increase or decrease the number of and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

        The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

  •
  cure any ambiguity;

  •
  correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

  •
  add to the covenants, restrictions or obligations of the sponsor;

  •
  conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

  •
  cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

        Mergers, Consolidations, Amalgamations or Replacements of the AXIS Capital Trusts.    An AXIS Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. An AXIS Capital Trust may, with the consent of the administrative trustees or, if there are more than two, a majority of the administrative trustees and without the consent of the holders of the securities, the Delaware trustee or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State or the District of Columbia, provided that:

  •
  such successor entity either:

  •
  expressly assumes all of the obligations of the AXIS Capital Trust with respect to the common and preferred securities; or

  •
  substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so as long as such successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the institutional trustee in its capacity as the holder of the debentures;

  •
  the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

  •
  such merger, consolidation, amalgamation or replacement does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

  •
  such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

  •
  such successor entity has a purpose substantially identical to that of the AXIS Capital Trust;

  •
  prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel (reasonably acceptable to the institutional trustee) to the AXIS Capital Trust experienced in such matters to the effect that:

  •
  following such merger, consolidation, amalgamation or replacement, the AXIS Capital Trust or the successor entity, as the case may be, will be treated as a grantor trust for United States federal income tax purposes;

  •
  following such merger, consolidation, amalgamation or replacement, neither the AXIS Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

    •
    such merger, consolidation, amalgamation or replacement will not materially adversely affect the rights, preferences and privileges of the holders of the common and preferred securities (including any successor securities) (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement); and

  •
  we will provide a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the trust guarantee.

        Notwithstanding the foregoing, an AXIS Capital Trust shall not, except with the consent of holders of 100% in liquidation preference of the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such AXIS Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

        Enforcement of Certain Rights by Holders of Preferred Securities.    If an event of default occurs, and is continuing, under the declaration of any AXIS Capital Trust, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of our debt securities.

        If the institutional trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the institutional trustee to enforce such rights, institute a legal proceeding directly against us to enforce the institutional trustee's rights under the applicable series of debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity.

        Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

        Merger or Consolidation of Trustees.    Any corporation into which the institutional trustee or the Delaware trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the institutional trustee or the Delaware trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the institutional trustee or the Delaware trustee, as the case may be, shall be the successor of the institutional trustee or the Delaware trustee, as the case may be, under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

        Governing Law.    Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Trust Guarantees

        We will issue a trust guarantee with respect to each series of trust preferred securities, for the benefit of the trust preferred securities holders. A copy of the form of trust guarantee is included as an exhibit to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of the trust guarantee. Accordingly, we strongly encourage you to refer to the trust guarantee for a complete understanding of the terms and conditions applicable to the trust preferred securities. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust guarantees applicable to the trust preference securities being offered.

        General.    We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each AXIS Capital Trust, the trust guarantee payments defined below, except to the extent paid by the AXIS Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the AXIS Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable AXIS Capital Trust to pay the required amounts to the holders.

        The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable AXIS Capital Trust, will be subject to the trust guarantees, without duplication:

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  any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the AXIS Capital Trust will have funds legally available;

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  the redemption price, including all accrued and unpaid distributions regarding any trust preferred securities called for redemption by the AXIS Capital Trust, to the extent the AXIS Capital Trust will have funds legally available; and

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  upon a liquidation of the AXIS Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the AXIS Capital Trust, the lesser of:

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  the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the AXIS Capital Trust will have funds legally available; and

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  the amount of assets of the AXIS Capital Trust remaining available for distribution to the holders of the AXIS Capital Trust's trust preferred securities in liquidation of the AXIS Capital Trust.

        Covenants of AXIS Capital.    In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the AXIS Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

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  declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

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  make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us that rank pari passu or junior to the debt securities owned by the AXIS Capital Trust; and

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  make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

        However, even during such circumstances, we may:

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  purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

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  reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

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  purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

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  declare dividends or distributions in our share capital, including share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

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  redeem or purchase any rights pursuant to a rights agreement; and

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  make payments under the trust guarantee related to the trust preferred securities.

        Amendment and Assignment.    Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of any AXIS Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

        Termination of the Trust Guarantees.    Each trust guarantee will terminate as to the trust preferred securities issued by the AXIS Capital Trust upon any of the following:

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  full payment of the redemption price of all trust preferred securities;

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  distribution of our debt securities held by the AXIS Capital Trust to the trust preferred securities holders; or

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  full payment of the amounts payable in accordance with the declaration upon liquidation of the AXIS Capital Trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable AXIS Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

        Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the Institutional Trustee to be held for the benefit of the trust preferred securities of the applicable AXIS Capital Trust. The Institutional Trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable AXIS Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable AXIS Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the Institutional Trustee.

        If the Institutional Trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable AXIS Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable AXIS Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the AXIS Capital Trust, and by complete performance of all obligations under the trust guarantee.

        Governing Law.    Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the AXIS Capital Trusts

        Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the AXIS Capital Trusts, other than obligations of the AXIS Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common shares, preference shares or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common shares, preference shares or depositary shares. The price per share of our common shares, preference shares or depository shares and number of shares of our common shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (1) a stock purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common shares), that would secure the holders' obligations to purchase or to sell, as the case may be, common shares, preference shares or depository shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit. The stock purchase contracts and stock purchase units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

MATERIAL TAX CONSIDERATIONS

        The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, and may apply on a retroactive basis, that could affect this summary. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

  Bermuda

        Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital and AXIS Specialty Bermuda have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital or AXIS Specialty Bermuda or to any of their respective operations, shares, debentures or other obligations, until March 28, 2016. AXIS Capital and AXIS Specialty Bermuda could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital or AXIS Specialty Bermuda. AXIS Capital and AXIS Specialty Bermuda each pay annual Bermuda government fees, and AXIS Specialty Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

  Ireland

        The directors of each of AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe intend to manage their affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

        Income derived by AXIS Ireland Holdings, AXIS Re Ireland or AXIS Specialty Europe from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe and Axis Re Ireland will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe will generally be subject to Irish corporation tax at a rate of 20% except in the case of a disposal of a 5% trading subsidiary (a "substantial shareholding") which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

        AXIS Ireland Holdings and AXIS Specialty Europe each carry on a trade in the United Kingdom through a branch. Profits realized by such companies from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

        AXIS Re Ireland carries on a trade in Switzerland through a branch. Profits realized by AXIS Re Ireland from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

        AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe are, as limited liability companies, also within the charge to Irish capital duty. Irish capital duty applies at the rate of 0.5% on the value received for share capital issued by such companies.

        As each of AXIS Re Ireland and AXIS Specialty Europe are Irish tax resident companies, distributions made by such companies to AXIS Ireland Holdings will not be taken into account in computing the taxable income of AXIS Ireland Holdings. Irish withholding tax will also not apply to distributions made by any of AXIS Re Ireland and AXIS Specialty Europe to AXIS Ireland Holdings. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Ireland Holdings to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Ireland Holdings.

        None of AXIS Capital or its subsidiaries, other than AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See "Risk Factors—Risks Related to Taxation—Our non-Irish companies may be subject to Irish tax, which may have a material adverse effect on our results of operations."

        A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish income tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g. Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish income tax is limited to trading income connected with the branch or agency, capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

  United Kingdom

        AXIS U.K. and AXIS U.K. Holdings are companies incorporated and managed in the United Kingdom and are, by virtue of their place of incorporation, resident in the United Kingdom and are subject to U.K. corporation tax on their worldwide profits (including revenue profits and capital gains). The maximum rate of United Kingdom corporation tax is currently 30% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by AXIS U.K. and AXIS U.K. Holdings.

        None of AXIS Capital or its subsidiaries, except for AXIS U.K. and AXIS U.K. Holdings, is incorporated in the United Kingdom. Accordingly, except for AXIS U.K. and AXIS U.K. Holdings, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. and AXIS U.K. Holdings, intend to manage their affairs so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. and AXIS U.K. Holdings, is resident in the United Kingdom for tax purposes.

        A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital gains) connected with such permanent establishment.

        The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. and AXIS U.K. Holdings (which are resident in the United Kingdom), AXIS Ireland Holdings (which has a permanent establishment in the United Kingdom) and AXIS Specialty Europe (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than AXIS U.K., AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. Inland Revenue might contend successfully that any of AXIS Capital or its subsidiaries, other than AXIS U.K., AXIS U.K. Holdings, AXIS Ireland Holdings and AXIS Specialty Europe, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

        The definition of "permanent establishment" under U.K. law is consistent with various internationally recognized characteristics commonly used to define a "permanent establishment" for the purposes of the United Kingdom's double tax treaties. If any of the U.S. Subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

        AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe were trading in the U.K. through a permanent establishment and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

        AXIS Ireland Holdings has a permanent establishment in the United Kingdom and the profits attributable to that permanent establishment (which have been calculated by the company on the basis of cost plus 10%) are subject to United Kingdom corporation tax. AXIS Specialty Europe also has a permanent establishment in the United Kingdom and that the profits attributable to that permanent establishment will also be subject to United Kingdom corporation tax.

        The United Kingdom has no income tax treaty with Bermuda.

        There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

        If any of AXIS Capital or its subsidiaries, other than AXIS U.K. and AXIS U.K. Holdings, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe and AXIS Ireland Holdings, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

  United States

        A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AXIS Specialty Bermuda, AXIS Re Ireland and AXIS Specialty Europe file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation's effectively connected income and 30% for the additional "branch profits" tax.

        If AXIS Specialty Bermuda is entitled to the benefits under the income tax treaty between Bermuda and the United States (the "Bermuda Treaty"), AXIS Specialty Ireland would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. AXIS Specialty Bermuda currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

        An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Bermuda is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital's shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

        Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Bermuda's investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Bermuda is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Bermuda's investment income could be subject to U.S. income tax.

        Under the income tax treaty between the United Kingdom and the United States (the "U.K. Treaty"), AXIS U.K. and AXIS U.K. Holdings, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. AXIS U.K. and AXIS U.K. Holdings will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of AXIS U.K.'s and AXIS U.K. Holding's stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of each of AXIS U.K.'s and AXIS U.K. Holding's gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, AXIS U.K.'s and AXIS U.K. Holding's business conducted in the United Kingdom. Although, we cannot be certain that AXIS U.K. and AXIS U.K. Holdings will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital's shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. AXIS U.K. and AXIS U.K. Holdings have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

        Under the income tax treaty between Ireland and the United States (the "Irish Treaty"), each of AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of AXIS Ireland Holdings, AXIS Re Ireland, and AXIS Specialty Europe will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by Irish citizens or U.S. citizens or residents and less than 50% of each such company's gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not U.S. or Irish residents in the form of payments that are deductible for Irish income tax purposes or (2) each of AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that AXIS Ireland Holdings, AXIS Re Ireland and AXIS Specialty Europe will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital's shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. AXIS Ireland Holdings, AXIS

Re Ireland and AXIS Specialty Europe have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

        Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

        The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to AXIS Specialty Bermuda are 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax does not currently apply to premiums paid to AXIS Re Ireland and AXIS Specialty Europe provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based excise tax exemption.

        AXIS Specialty U.S. Services, Inc. and AXIS Specialty U.S. Holdings, Inc. are Delaware corporations, AXIS Re U.S. is a New York corporation, AXIS Specialty U.S. is a Connecticut corporation and AXIS Surplus U.S. and AXIS Insurance U.S. are Illinois corporations, and as such each will be subject to taxation in the United States at regular corporate rates.

  Switzerland

        AXIS Re Europe constitutes a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re Ireland is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes at the cantonal/communal level in respect of the net profit attributed to AXIS Re Europe and its "dotation capital." The method of computation of Swiss income and capital taxes in respect of AXIS Re Europe was agreed with the Swiss tax authorities in a binding advance ruling. For capital tax purposes, AXIS Re Europe's taxable capital corresponds to 20% of its net premium revenue for its account over the respective tax year, subject to a minimum of CHF 100,000. The capital tax rate amounts to approximately 0.035%. Corporate income taxes are computed on a deemed minimum net profit, which corresponds to a notional yield on the taxable capital of 200 basis points over the average Swiss government bond yield as published from time to time by the Swiss Federal Tax Administration. Such minimum taxable profit will only apply for tax years starting on January 1, 2006; prior to such date, the tax accounts of AXIS Re Europe may reflect net losses emanating from the build-up of technical reserves. Any such losses may be carried forward for income tax purposes for a maximum of seven years. The effective combined Swiss income tax rate on AXIS Re Europe's net profits before taxes presently amounts to approximately 21.3% on profits from Swiss sources (if any) and approximately 10.2% on profits from non-Swiss sources.

Taxation of Holders of Our Shares

  Bermuda Taxation

        Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares.

  United States Taxation

        The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of our shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. For example, if a partnership holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers or traders in securities, tax exempt organizations, expatriates, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States that may be applicable to our shares or the holders of our shares and does not address any aspect of U.S. federal taxation other than income taxation.

        For purposes of this discussion, the term "U.S. Person" means: (1) a citizen or resident of the United States, (2) a partnership or corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. Additionally, references to a "foreign" person refer to a non-U.S. person.

        Taxation of Dividends.    Subject to the discussions below relating to the potential application of the controlled foreign corporation ("CFC"), related person insurance income ("RPII") and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). Under legislation enacted in 2003, we believe dividends paid by us to non-corporate holders on our shares before 2009 should be eligible for reduced rates of tax up to a maximum of 15% as "qualified dividend income," because we believe our shares should be characterized as readily tradable on an established securities market in the United States. Qualified dividend income is subject to tax at capital gain rates. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital's earnings and profits, they will be treated first as a return of the shareholder's basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

        Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations.    Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. "Subpart F income" of a foreign insurance corporation typically includes foreign base company sales and services income and foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., "constructively")) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all the stock is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A "10% U.S. Shareholder" is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation.

        We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        The RPII CFC Provisions.    The following discussion generally is applicable only if the RPII of a Non-U.S. Insurance Subsidiary (i.e., AXIS Specialty Bermuda, AXIS Re Ireland and AXIS Specialty Europe), determined on a gross basis, is 20% or more of such company's gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company's RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception and the gross RPII of each Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

        RPII is any "insurance income" (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII shareholder" (as defined below) or a "related person" (as defined below) to such RPII shareholder. In general, and subject to certain limitations, "insurance income" is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term "RPII shareholder" means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital's shares. Generally, the term "related person" for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the

RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

        RPII Exceptions.    The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the "20% Ownership Exception"), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the "20% Gross Income Exception), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII and meet certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Where none of these exceptions applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital's taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person's share of such Non-U.S. Insurance Subsidiary's current-year earnings and profits as reduced by the U.S. Person's share, if any, of certain prior-year deficits in earnings and profits. The Non-U.S. Insurance Subsidiaries intend to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. Although we do not expect the gross RPII of any of the Non-U.S. Insurance Subsidiaries will equal or exceed 20% of such company's gross insurance income in the foreseeable future, it is possible that we will not be successful in qualifying under this exception.

        Computation of RPII.    In order to determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which gross RPII of a Non-U.S. Insurance Subsidiary is 20% or more of its gross insurance income for the year and the 20% Ownership Exception does not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

        If, as expected, the RPII of each Non-U.S. Insurance Subsidiary is less than 20% of its gross insurance income, RPII shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Holders.    Every RPII shareholder who owns common shares on the last day of any fiscal year of AXIS Capital in which the 20% Ownership Exception does not apply and a Non-U.S. Insurance Subsidiary's gross insurance income constituting RPII for that year equals or exceeds 20% of such company's gross insurance income should expect that for such year the RPII shareholder will be required to include in gross income its share of such company's RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary's RPII.

        Basis Adjustments.    A RPII shareholder's tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder's tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

        Uncertainty as to Application of RPII.    The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including... regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

        Information Reporting.    Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that gross RPII constitutes 20% or more of any of the Non-U.S. Insurance Subsidiary's gross insurance income and the 20% Ownership Exception does not apply, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above.

        Dispositions of Our Shares.    Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain will be subject to tax at a current maximum marginal tax rate of 15% for individuals and certain other non-corporate shareholders and 35% for corporations. Moreover, gain, if any, generally will be a U.S. source gain and generally will constitute "passive income" for foreign tax credit limitation purposes.

        Code section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code Section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes "passive income" (the "75% test") or (2) 50% or more of its assets produce (or are held for the production of) passive income (the "50% test"). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an "excess distribution" with respect to, their shares, unless such persons made a "qualified electing fund election" or "mark-to-market" election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax under recently enacted legislation with respect to dividends paid before 2009 if AXIS Capital were considered a PFIC. Further, if AXIS Capital were considered a PFIC, upon the death of any U.S. individual owning our shares, such individual's heirs or estate may not be entitled to a "step-up" in the tax basis of their shares which might otherwise be available under U.S. federal income tax laws.

        For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business... is not treated as passive income." The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock.

        The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the stock of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Accordingly, we expect that in each year of operations AXIS Ireland Holdings, AXIS U.K. and AXIS U.K. Holdings should not meet the 75% test or the 50% test because they should have sufficient non-passive income and assets either directly or through the operation of the look-through rule and, thus, should not be treated as PFICs. Finally, under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. As a result, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

        Foreign Tax Credit.    Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the "subpart F income," RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes (and for taxable years beginning after December 31, 2006 will constitute either "passive" or "general" income). Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Backup Withholding on Distributions and Disposition Proceeds.    Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person's U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

        Proposed U.S. Tax Legislation.    Legislation has been introduced in the U.S. Congress intended to eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. While there are no currently pending legislative proposals which, if enacted, would have a material adverse effect on us or our shareholders, it is possible that broader-based legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

Taxation of Holders of Debt Securities

  Bermuda Taxation

        Currently there is no Bermuda withholding tax on interest paid by AXIS Capital.

  United States Taxation

        The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities at their original issue price and who hold their debt securities as capital assets within the meaning of Section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder's specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of debt securities, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, that may be applicable to the debt securities or the holders of debt securities and does not address any aspect of U.S. federal taxation other than income taxation.

        If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the

United States, (2) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

        U.S. Holders of Debt Securities

        Interest Payments.    Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

        Sale, Exchange, Redemption and Other Disposition of Debt Securities.    Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest not previously included in income, which will be taxable as interest) and the holder's adjusted tax basis in such debt security. A U.S. holder's adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder's holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

        Information Reporting and Backup Withholding.    Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder's U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

        Non-U.S. Holders of Debt Securities

        The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a debt security that is a "non-U.S. holder." For purposes of this discussion, a "non-U.S. holder" is a holder of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

        Interest and Disposition.    In general (and subject to the discussion below under "Information Reporting and Backup Withholding"), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S.

holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

        Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

        Information Reporting and Backup Withholding.    If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

        We and/or each of the AXIS Capital Trusts may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

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  to or through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus, the applicable prospectus supplement and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the initial public offering price of the securities and the proceeds to us and/or the AXIS Capital Trusts and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

  •
  the securities exchanges on which the securities may be listed, if any.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

        Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If indicated in an applicable prospectus supplement, we and/or the AXIS Capital Trusts may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the AXIS Capital Trusts pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We and the AXIS Capital Trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the AXIS Capital Trusts at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the AXIS Capital Trusts pay for solicitation of these delayed delivery contracts.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us and/or the AXIS Capital Trusts against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the AXIS Capital Trusts in the common course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

        This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its web site.

        We "incorporate by reference" into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

        The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005 and June 30, 2005; and our Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2005;

  •
  our Definitive Proxy Statement on Schedule 14A, filed on March 17, 2005; and

  •
  our Current Reports on Form 8-K, dated March 4, 2005, May 2, 2005, May 12, 2005, May 20, 2005, August 2, 2005, August 10, 2005, August 12, 2005, August 18, 2005, August 30, 2005, September 12, 2005, September 21, 2005 and September 27, 2005.

        All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited
Attention: Corporate Secretary
106 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 296-2600

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and the AXIS Capital Trusts by Conyers Dill & Pearman, Hamilton, Bermuda, and/or by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES
LAWS AND OTHER MATTERS

        AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

        At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Securities and Exchange Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee	$176,550
Trustees' Fees and Expenses	$15,000
Accountants' Fees and Expenses	$200,000
Legal Fees and Expenses	$400,000
Printing and Engraving Fees	$250,000
Rating Agency Fees	$250,000
Miscellaneous Expenses	$108,450

Total Expenses	$1,400,000

Item 15.    Indemnification of Directors and Officers.

AXIS Capital Holdings Limited

        Bye-law 30 of AXIS Capital's bye-laws provides that: the directors, officers and any other persons appointed to a committee of the board of directors of AXIS Capital, and their heirs, executors and administrators, and any liquidators or trustees, shall be indemnified and secured harmless out of the assets of AXIS Capital from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the conduct of AXIS Capital's business or the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to AXIS Capital shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to AXIS Capital shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

        Bye-law 31 of AXIS Capital's bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of AXIS Capital, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for AXIS Capital, provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

        The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        We have purchased directors and officers liability insurance policies. Such insurance would be available to our directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

        Any underwriting agreement that AXIS Capital may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of AXIS Capital against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

        Reference is made to the Amended and Restated Shareholders Agreement filed as Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003 for provisions providing that AXIS Capital and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

AXIS Capital Trusts

        Each declaration pursuant to which each of the AXIS Capital Trusts is organized will provide that no administrative trustee, or affiliate of any administrative trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any administrative trustee or of any such affiliate, or employee or agent of each of the AXIS Capital Trusts or its affiliates (each an "Indemnified Person") will be liable, responsible or accountable in damages or otherwise to each of the AXIS Capital Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of the Capital Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the AXIS Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct regarding such act or omission.

        Each declaration also provides that to the fullest extent permitted by applicable law, AXIS Capital will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the AXIS Capital Trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each the AXIS Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by each such declaration, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct regarding such act or omission.

        Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by AXIS Capital before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

        A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

  (b)
  Financial Statement Schedules:

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere or incorporated by reference into the registration statement.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

  (1)
  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AXIS Capital Holdings Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this 3rd day of October, 2005.

AXIS CAPITAL HOLDINGS LIMITED
By:	/s/ JOHN R. CHARMAN
Name: John R. Charman Title: Chief Executive Officer and President

POWER OF ATTORNEY

        Each of the undersigned hereby constitutes and appoints John R. Charman, Andrew Cook, Carol S. Rivers and Clare E. Moran, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement on Form S-3 and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this on this 3rd day of October, 2005.

/s/ JOHN R. CHARMAN Name: John R. Charman	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ ANDREW COOK Name: Andrew Cook	Chief Financial Officer (Principal Financial Officer)
/s/ CLARE E. MORAN Name: Clare E. Moran	Executive Vice President and Controller (Controller)
/s/ MICHAEL A. BUTT Name: Michael A. Butt	Director
/s/ CHARLES A. DAVIS Name: Charles A. Davis	Director
/s/ W. THOMAS FORRESTER Name: W. Thomas Forrester	Director
/s/ ROBERT L. FRIEDMAN Name: Robert L. Friedman	Director
/s/ DONALD L. GREENE Name: Donald L. Greene	Director

/s/ JURGEN GRUPE Name: Jurgen Grupe	Director
/s/ MAURICE A. KEANE Name: Maurice A. Keane	Director
/s/ EDWARD J. KELLY, III Name: Edward J. Kelly, III	Director
/s/ HENRY B. SMITH Name: Henry B. Smith	Director
/s/ FRANK J. TASCO Name: Frank J. Tasco	Director
/s/ CHARLES A. DAVIS Name: Charles A. Davis	Authorized Representative in the United States

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AXIS Capital Trust I, AXIS Capital Trust II and AXIS Capital Trust III each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on this 3rd day of October, 2005.

AXIS CAPITAL TRUST I AXIS CAPITAL TRUST II AXIS CAPITAL TRUST III
By:	/s/ ANDREW COOK
Name: Andrew Cook Trustee
By:	/s/ CLARE E. MORAN
Name: Clare E. Moran Trustee
By:	/s/ CAROL S. RIVERS
Name: Carol S. Rivers Trustee

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits
1.1	*	Form of Underwriting Agreement relating to common shares.
1.2	*	Form of Underwriting Agreement relating to preference shares and depositary shares.
1.3	*	Form of Underwriting Agreement relating to debt securities.
1.4	*	Form of Purchase Agreement relating to trust preferred securities.
3.1		Memorandum of Association. (Incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on April 16, 2003).
3.2		Amended and Restated Bye-laws. (Incorporated herein by reference to Exhibit 3.2 to Form 10-K for the annual period ended on December 31, 2004 filed on March 1, 2005).
4.1
Form of Senior Debt Indenture, to be entered into between AXIS Capital and The Bank of New York, as trustee. (Incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.2
Form of Subordinated Debt Indenture, to be entered into between AXIS Capital and The Bank of New York, as trustee. (Incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.3
Form of Junior Subordinated Indenture, to be entered into between AXIS Capital and The Bank of New York, as trustee. (Incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.4		Specimen Common Share Certificate. (Incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed on June 10, 2003).
4.5	*	Form of Debt Securities.
4.6	*	Form of Certificate of Designation, Preferences and Rights relating to preference shares.
4.7		Form of Deposit Agreement, including the form of depositary receipt. (Incorporated herein by reference to Exhibit 4.7 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.8	*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.
4.9	*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.
4.10	*	Form of Share Purchase Contract Agreement.
4.11	*	Form of Share Purchase Units.
4.12		Certificate of Trust of AXIS Capital Trust I. (Incorporated herein by reference to Exhibit 4.12 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.13		Certificate of Trust of AXIS Capital Trust II. (Incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.14		Certificate of Trust of AXIS Capital Trust III. (Incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 filed on August 6, 2004).

4.15	Declaration of Trust for AXIS Capital Trust I. (Incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.16	Declaration of Trust for AXIS Capital Trust II. (Incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.17	Declaration of Trust for AXIS Capital Trust III. (Incorporated herein by reference to Exhibit 4.17 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.18	Form of Amended and Restated Declaration of Trust for AXIS Capital Trust. (Incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 filed on August 6, 2004).
4.19	Form of Trust Preferred Security (included in exhibit 4.18).
4.20	Form of Preferred Securities Guarantee Agreement. (Incorporated herein by reference to Exhibit 4.20 to the Registration Statement on Form S-3 filed on August 6, 2004).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of Conyers Dill & Pearman.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP. (contained in Exhibit 5.1)
23.3	Consent of Conyers Dill &Pearman. (contained in Exhibit 5.2)
24.1	Powers of Attorney of officers and directors. (included in the signature page of the Registration Statement)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Senior Debt Indenture.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Subordinated Debt Indenture.
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Junior Subordinated Debt Indenture.
25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust I.
25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust II.
25.6
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the institutional trustee under the Amended and Restated Declaration of Trust of AXIS Capital Trust III.
25.7
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust I.
25.8
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust II.

25.9
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of AXIS Capital for the benefit of the Trust Preferred Securities holders of AXIS Capital Trust III.

*
To be filed by amendment, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K in connection with an offering of securities.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
Risks Related to the Company
Risks Related to Our Industry
Risks Related to Our Common Shares
Risks Related to Taxation
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AXIS CAPITAL HOLDINGS LIMITED
AXIS CAPITAL TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
INDEX TO EXHIBITS